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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that Robert W. Bass whose signature appears below, hereby constitutes and appoints Errol Ginsberg and Thomas B. Miller, and each of them (with full power of each to act alone), as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Amendment No. 1 to Ixia's Registration Statement on Form S-1 (Reg. No. 333-42678) and any and all amendments thereto (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by such Amendment No. 1 to Registration Statement and its amendments, if any, and any other documents and instruments incidental thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other government or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: September 1, 2000
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                                        /s/ ROBERT W. BASS
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                                        Robert W. Bass